News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Announces COVID-19 Market-Related Plywood Downtime

SPOKANE, Wash., April 13, 2020 (GLOBE NEWSWIRE) – PotlatchDeltic Corporation (Nasdaq:PCH) today announced plans to temporarily halt production at its St. Maries, Idaho industrial plywood facility as a result of the impact of the COVID-19 pandemic on plywood markets.  Starting April 20, 2020 the St. Maries, Idaho plywood facility will halt production for two weeks and curtailments may be extended depending on market conditions. All other businesses, including lumber mills in Idaho, Michigan, Minnesota, and Arkansas, continue to operate, but are closely monitoring market conditions.

"The health and safety of our employees is our highest priority. Federal, state and local recommended measures have been adopted to protect employees from COVID-19, including office employees working remotely, travel restrictions, disinfecting, screening outsiders, and physical distancing," said Mike Covey, chairman and chief executive officer.  "Although it is our intent to operate all of our businesses that have been declared essential during the pandemic, we have to balance this with customer demand and market conditions.  Our balance sheet remains strong and PotlatchDeltic will outlast the pandemic and be ready to return to 100% capacity when conditions return to normal," stated Mr. Covey.

About PotlatchDeltic

PotlatchDeltic (NASDAQ:PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 1.9 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our statements regarding the COVID-19 pandemic, the company’s risk mitigation efforts,  market demand for the company’s products, production at the company’s facilities, and expectations regarding the effects of the pandemic on the company’s future operations.  These forward-looking statements are based on current expectations that are subject to change.  Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “project,” “believe,” “seek,” “schedule,” “estimate,” “could,” “can,” “may,” and similar expressions are intended to identify such forward-looking statements.  You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including risks and uncertainties related to the COVID-19 pandemic and other disease epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects, and the other risks and uncertainties described in our 2019 Annual Report on Form 10-K and in the company’s other filings with the Securities and Exchange Commission. It is not possible to predict or identify all such risks and uncertainties and, consequently, you should not consider or interpret any description thereof to be a complete set of all potential risks or uncertainties.  PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.